                                                                      EXHIBIT 21

                SUBSIDIARIES OF CB RICHARD ELLIS SERVICES, INC.

                              At December 31, 1999

                                                                    State (or
                                                                   Country) of
     Name                                                         Incorporation
     ----                                                         --------------
CB Commercial Ltd. .............................................. United Kingdom
CB Richard Ellis Investors Japan KK.............................. Japan
CB Richard Ellis, Inc. .......................................... Delaware
CBRE Stewardship................................................. United Kingdom